UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 14, 2016, the Company extended its issuer tender offer (the “Offer”) with respect to the Company’s outstanding warrants to purchase one share of common stock at an exercise price of $3.57 per share (the “Original Warrants”) until 5:00 p.m., Eastern Time on October 28, 2016, unless further extended by the Company. The Offer had been previously scheduled to expire at 5:00 p.m., Eastern Time on October 21, 2016.

The Offer is subject to the terms and conditions set forth in the Company’s Tender Offer Statement on Schedule TO and the related exhibits included therein (as may be amended and/or supplemented from time to time, the “Offering Materials”), initially filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2016.

As of 1:00 p.m., Pacific Time on October 13, 2016, 1,963,289 Original Warrants were tendered by holders of Original Warrants in connection with the Offer.

Important Information

The information in this Current Report on Form 8-K is for informational purposes only, and the foregoing reference to the Offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Offering Materials contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 14, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich Chief Financial Officer